Exhibit 10.2

FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of August 6, 2024 (this “Amendment”), is entered into by and among (i) Meteora Special Opportunity Fund I, LP (“MSOF”), (ii) Meteora Capital Partners, LP (“MCP”), and (iii) Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Seller”), and (iv) Carmell Corporation, a Delaware corporation (“PubCo”).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of July 9, 2023 (as amended from time to time, the “Confirmation”), by and between Seller and PubCo. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

1.
Amendment: The parties hereto agree to amend the Confirmation as follows:

1.1 The section titled “Settlement Method” shall be changed from “Physical Settlement” to “Cash Settlement”.

1.2 The section titled “Termination Fee” shall be deleted in its entirety.

1.3 The following sections shall be added:

Settlement Amount:

A cash amount payable by Seller to PubCo equal to the Number of Shares less the Number of Terminated Shares as of the Valuation Date less the number of Unregistered Shares (as defined below), multiplied by the volume weighted daily VWAP Price over the Valuation Period.

In the event that Seller has delivered a Registration Request at least 90 days prior to the Valuation Date (other than where the Valuation Date results from the occurrence of clause (a) in the definition of Registration Failure), Shares which are set forth in Pricing Date Notices that are neither registered for resale under an effective resale Registration Statement nor transferable without any restrictions pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, including pursuant to Rule 144 (so long as not subject to the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) the volume and manner of sale limitations under Rule 144(e), (f) and (g)) (in either event, “Unregistered Shares”) will not be included in the calculation of the Settlement Amount.

Settlement Amount Adjustment:

A net cash amount payable by PubCo to Seller equal to the product of (1) the Number of Shares as of the Valuation Date multiplied by (2) $0.75. The Settlement Amount Adjustment shall be netted from the Settlement Amount as described below.

Valuation Period:

The period commencing on the Valuation Date (or if the Valuation Date is not an Exchange Business Day, the first Exchange Business Day thereafter) and ending at 4:00 pm on the Exchange Business Day on which 10% of the total volume traded in the Shares over the period, excluding any volumes traded during the opening and closing auctions, has reached an amount equal to the Number of Shares outstanding as of the Valuation Date, less the number of Shares owned by Seller that are neither registered for resale under an effective resale Registration Statement nor eligible for resale under Rule 144 without volume or manner of sale limitations (but only counting such Shares that are eligible for resale under Rule 144 to the extent the Counterparty is in compliance with the requirements of Rule 144(i)(2) for the entire period).

Cash Settlement Payment Date:

The tenth Local Business Day immediately following the last day of the Valuation Period. For the avoidance of doubt, the Seller will remit to the Counterparty on the Cash Settlement Payment Date a net amount equal to the Settlement Amount less the Settlement Amount Adjustment and will not otherwise be required to return to the Counterparty any of the Prepayment Amount; provided, that if the Settlement Amount less the Settlement Amount Adjustment is a negative number,then neither the Seller nor the Counterparty shall be liable to the other party for any payment under this section.

2.
No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
3.
Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
4.
Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and Amendment, as amended by this Amendment, shall continue to be legal,valid, binding and enforceable in accordance with their terms.
5.
Waiver of Potential Event of Default. The Seller hereby waives any potential Event of Default referred to in their letter to PubCo dated July 16, 2024.
6.
THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA SPECIAL OPPORTUNITY FUND I, LP;

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP; AND

METEORA CAPITAL PARTNERS, LP

By: /s/ Vik Mittal

Name: Vik Mittal

Title: Managing Member

CARMELL CORPORATION

By: /s/ Rajiv Shukla

Name: Rajiv Shukla

Title: Chairman